UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    June 12, 2013
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Fiesta Restaurant Group, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-35373	90-0712224
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

14800 Landmark Boulevard, Suite 500, Addison, Texas		75254
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code (972) 702-9300

N/A
(Former name or former address, if changed since last report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

ITEM 5.07 SUMBISSION OF MATTERS TO A VOTE OF SECURITY HODERS.

On June 12, 2013, Fiesta Restaurant Group, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Meeting”).
At the Meeting, stockholders voted to re-elect Timothy P. Taft, the Company's Chief Executive Officer, President and Director, and Stacey Rauch, a Director, to the Company's Board of Directors. Mr. Taft and Ms. Rauch will serve as Class I Directors for a three year term that expires at the Company's Annual Meeting of Stockholders to be held in 2016 or until their respective successors shall have been elected and shall qualify. Stockholders also ratified the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the 2013 fiscal year. The results of voting on the matters submitted to the stockholders are as follows:
Proposal 1. Election of Class I Directors, Timothy P. Taft and Stacey Rauch:

Name	For	Withheld	Broker Non-Vote
Timothy P. Taft	18,157,580	515,155	2,947,727
Stacey Rauch	18,417,523	255,212	2,947,727
Proposal 2. Ratification of the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the 2013 fiscal year.

For	Against	Abstain
21,515,361	11,805	93,296

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIESTA RESTAURANT GROUP, INC.

Date: June 18, 2013

By: /s/ Joseph A. Zirkman
Name: Joseph A. Zirkman
Title: Vice President, General Counsel and Secretary